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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934



                                 April 19, 1996
            --------------------------------------------------------
                Date of Report (Date of earliest event reported)


                          Chicago Rivet & Machine Co.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Illinois                      0-1227           36-0904920
- -----------------------------       ------------    -------------------
(State or Other Jurisdiction        (Commission     (IRS Employer
    of Incorporation)               File Number)    Identification No.)


                    901 Frontenac Road, Naperville, IL 60563
         ----------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



                                 (708) 357-8500
                        -------------------------------
                        (Registrant's telephone number)
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ITEM 5. OTHER EVENTS.

        On April 19, 1996, Chicago Rivet & Machine Co. (the "Registrant") entered into a conditional agreement (the "Conditional Agreement") to purchase (the "Acquisition") substantially all of the assets and assume certain liabilities of H & L Tool Company, Inc. of Madison Heights, Michigan. H & L Tool Company, Inc., established in 1945, is a privately-held manufacturer of specialty cold-formed fasteners and screw machine products primarily serving the automotive industry. Consummation of the Acquisition is subject to various conditions, including satisfactory completion by the Registrant of its due diligence investigation and the negotiation of a satisfactory purchase and sale agreement. There can be no assurance that the Acquisition will be consummated. While the exact purchase price will be determined by the definitive contract, the purchase price is expected to be approximately $19 million in a combination of cash and the assumption of certain liabilities. The Acquisition is expected to be financed by a combination of available cash and borrowings of approximately $8 million. A copy of the Registrant's press release, issued April 19, 1996, relating to the proposed Acquisition is attached hereto as
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.  Description

99.1         Press release of the Registrant, issued April 19, 1996.
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                                  SIGNATURE


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHICAGO RIVET & MACHINE CO.



                                        /s/ JOHN C. OSTERMAN
                                        -------------------------------
                                        John C. Osterman
Dated:  April 22, 1996                  President, Chief Operating Officer and
                                        Treasurer


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                                EXHIBIT INDEX


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EXHIBIT                                                                   NUMBERED
  NO.                       DESCRIPTION                                     PAGE
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 99.1       Press release of the Registrant, issued April 19, 1996            5


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